Title: Chief Executive Officer EXHIBIT “A”

EXHIBIT 10.7

AGREEMENT AND PROMISSORY NOTE

FACE AMOUNT: $60,129.93

INTEREST RATE 0%

NOTE NUMBER 002

TERM 36 Months

ISSUANCE DATE July 1, 2012

MATURITY DATE June 30, 2015

FOR VALUE RECEIVED, Energy Producers Inc., a Nevada corporation, and or its Nominee or Assignee also having a mailing address at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253 (“EPI”), (individually and collectively, the “Company” or or “Maker” ), irrevocably agree to the following terms and conditions and do hereby jointly and severally promise to pay to the order of Success Oil Company, Inc. a Texas Corporation, its successors and assigns (together with its successors and assigns, the “Holder” ) having a mailing address of 8306 Wilshire Blvd #566, Beverly Hills, California 90211, by the Maturity Date, or earlier, the Face Amount of sixty thousand one hundred twenty nine dollars and ninety three cents ($60,129.93) plus all accrued interest, charges, fees, and other considerations that may become due under this Promissory Note (the “Note”) in such amounts, at such times and on such terms and conditions as are specified herein.  The Company and the Holder are sometimes hereinafter collectively referred to as the “Parties” and each a “Party” to this Agreement.

This Agreement and Note are entered into in satisfaction of amounts now due Holder for Holder’s payment of the Company’s share of Lease Operating Expenses (“LOEs” or “JIBs”) on the J. B Tubbs Oil and Gas lease as described in Exhibit A, (herein after referred to as “Tubbs”).

Article 1

Method of Payment/Interest

Section 1.1

All payments to be made to the Holder in satisfaction of this Note (referred to as a "Payment," or "Payments") shall be made in US funds payable to Holder or its designate on the First (1st) day of each month ("Payment Date" or "Payment Dates") beginning with August 1, 2012 until all amounts payable under this Note are paid in full. The Companies shall make Payments of principal each month in the amount of one thousand six hundred seventy dollars and twenty eight cents ($1,670.28), on the first Payment Date and for each month thereafter until this Note is paid in full and an amount equal to the then current outstanding principal balance of this Note on the Maturity Date.

Notwithstanding the above, as it is the intent of the Parties to fully satisfy the Companies underlying obligations to Holder under this Note as quickly as practical, in addition to and in satisfaction of the payment(s) prescribed above, as and as is permitted by regulation, the LOE invoices underlying the debt subject of this Note. The Company (EGPI Firecreek Inc.) will have the option to either i) make a cash payment when due or ii) convert such debt amounts to its common stock without Legend or other restriction subject to the Rules of 144. Should the Company fail to perform under this or Section 1.1, Holder may apply Tubbs production revenues otherwise due the Company towards the reduction of the obligations until they are satisified under this note upon crediting fully the Gross Revenues to the Company first.

If the option to convert payment to stock in EGPI Firecreek, Inc. (“Company Parent”) is elected by the Company and or Company Parent in lieu of payment in cash, the Company and or Company Parent shall request a notice of conversion and a non affiliate rep letter from Holder and such issuance of shares shall be subject to the availability of Rule 144 exemption, The Company and or Company Parent and the holder will then agree to an amount of shares and dollar amount of the conversion at the time of issuance of the notice of conversion which dollar amount will be credited against the balance owed under the note and a running record will be kept by the Company and the Holder and agreed upon each issuance of shares..

Section 1.2

Notwithstanding any provision to the contrary in this Note, the Company may pay to the Holder all or any part of the Face Amount, or any balance remaining thereon, in readily available funds at any time and from time to time without premium or penalty.

Section 1.3

All Payments, including voluntary prepayments, underpayments or overpayments will be applied first to any outstanding fees or costs, unpaid interest, and then to installments of principal in their inverse order of maturity.

Section 1.6

Any further amounts that may be paid by Holder or caused by Holder to be paid by a third Party on behalf of the Companies for the Company’s (Energy Producers, Inc.’s) share of Lease Operating Expenses, those amounts may at Holders sole option be added to the Face Amount of this Note as long as the notice of intent is given to the Company within 48 hours of so doing or such reasonable time as deemed appropriate by the Company and Holder, with the then monthly payment being adjusted to reflect the new Face Amount divided by the number of months remaining in the term of this Note. Additionally, any fees, charges, fees, costs or other charges due and payable hereunder may, at Holder’s option, be added to the outstanding principal amount to increase the Face Amount hereof. Holder may require, from time to time, that Makers issue a revised Note to reflect this new Face Amount, however, notwithstanding any number reflected hereon, the Face Amount and principal balance reflected on Holder’s books and records will be definitive absent manifest error.

Article 2

Collateral

Section 2.1

In regard to monies Holder has advanced or shall in the future advance or cause to be advanced on behalf of the Company for the Company’s share of the Lease Operating Expenses on the Tubbs Oil and Gas Lease, as prescribed in the current Operating Agreement, Holder may establish a mechanic’s lien, however only if appropriate, to secure the Company’s obligations under this Note and Agreement, and may from time to time update such lien to reflect the amounts then due.

Article 3

Other Terms and conditions

Section 3.1

At no time shall any fees, interest, Liquidated Damages or other charges that may be otherwise applicable under the terms of this Agreement and Note cause this Note to exceed that return to Holder permitted by law, and if such would be the case, such charges, fees and interest shall be adjusted downward to that maximum allowed by law.

Section 3.2

No term or provision of this Note and Agreement shall be deemed to alter, amend or supersede the Lease Operating Agreement between Holder and Energy Producers Inc.

Article 4

Defaults and Remedies

Section 4.1

Events of Default. An “Event of Default” occurs if any one of the following occur:

(c)                 The Companies fail to timely pay any monetary obligation under this Note, including principal, interest, fees or otherwise, in accordance with the terms of this Note;

(b) Either Company, pursuant to or within the meaning of any Bankruptcy Law (as defined below): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as defined below) of the Company or for its property; (iv) makes an assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days;

(c) EGPI’s $0.001 par value common stock (the “Common Stock”) is suspended or is no longer listed on any recognized exchange, including an electronic over-the-counter bulletin board, in excess of two (2) consecutive trading days (excluding suspensions of not more than one (1) trading day resulting from business announcements by the EGPI’s);

(d) Either Company breach any term or condition of this Note or any other agreement between the Companies, or either of them, and Holder or any of the Companies’ representations or warranties made to Holder are false or materially misleading;

(e) The occurrence of any event which is described elsewhere in this Note as constituting an Event of Default hereunder.

As used in this Section 4.1(b), the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors, and the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 4.2

Remedies.  Upon the occurrence of each and every Event of Default, if such default is not cured to the satisfaction of Holder within five (5) days, the Holder, may seek any or all of the following remedies:

(a) Upon the occurrence, and during the continuation, of an Event of Default: (a) at Holder’s option, all amounts due and owing under this Note shall be immediately due and payable without demand and without notice to Makers, (b) Holder shall have all rights and remedies available to it at law or equity for collection of the amounts due under this Note; (c) Holder shall have all rights and remedies available to it under any applicable law or as otherwise provided at law or in equity; (d) Makers shall pay to Holder, in addition to the sums stated herein, the reasonable costs of collection, regardless of whether litigation is commenced, including any reasonable attorneys’ (and any other consultants’ or experts’) fees, expenses and other costs, to the extent not prohibited by law, (e) notwithstanding any other provision of this Note, during the period of existence of such Event of Default, interest on the principal amount outstanding evidenced by this Note shall accrue and be paid, not at the Interest Rate, but at the lesser of (i) the Default Rate (defined below), or (ii) the maximum lawful rate of interest under the applicable Usury Law, if any.

(d)                 To the extent allowed by law, an interest rate of 12% annually compounded monthly shall apply and shall be based on the total amount of principal and interest outstanding computed from the date of Default and continuing until such default is cured (the “Default Rate”).

(c) Holder’s rights and remedies under this Note shall be cumulative. Holder shall have all other rights and remedies as provided under the Uniform Commercial Code as in effect in the State of Texas, or otherwise by law, or in equity. No exercise by Holder of one right or remedy shall be deemed an election, and no waiver by Holder of any Event of Default shall be deemed a continuing waiver. No delay by Holder shall constitute a waiver, election, or acquiescence by it.

Article 5

Notice

Section 5.1

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon delivery, when delivered personally; (ii) upon via E-mail so long as it is properly addressed and provided a confirmation is also sent by US mail the same day; or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, so long as it is properly addressed.  The addresses and facsimile numbers for such communications shall be as follows unless the Parties give notice of any change of address:

If to the Company:

Attn: Dennis Alexander

Energy Producers, Inc.

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

E-Mail: energyproducers@aol.com

Telephone: (480) 948-6581

Fax: (480) 443-1430

If to the Holder:

Success Oil Company, Inc.

c/o Mr. Jeru Morgan

8306 Wilshire Blvd #566

Beverly Hills, California 90211

E-mail: jerumorgan@msn.com

Telephone: (818) 974-9623

Fax: (310) 861-0228

Section 5.2

The Parties are required to provide each other with notice to of any change in address, phone number, facsimile number, or E-mail address within 3 business days following such change.

Article 6

Time

Section 6.1

Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday on which the United States Post Office is closed (“Holiday”), such payment shall be made or condition or obligation performed on the last business day preceding such Saturday, Sunday or Holiday.  A “business day” shall mean a day on which the US Post Office is open for a full day or half day.

Article 7

No Assignment.

Section 7.1

This Note and the obligations hereunder shall not be assigned by Makers without the written permission of Holder.

Article 8

Rules of Construction.

Section 8.1

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender.  The numbers and titles of sections contained in this Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof.

Article 9

Governing Law

Section 9.1

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the state of Texas applicable to agreements that are negotiated, executed, delivered and performed solely in the state of Texas.

Article 10

Conditions to Closing

Section 10.1

The Company shall close its pending transaction with Cubo Energy Inc., known between the Parties as “Cubo” or “Mondial” or “Cubo//Mondial” and provide funding to an escrow account for the Glorietta AFE on or before July 15, 2012 or as mutually extended by the Company and the Holder in writing or Holder shall have the right to cancel and void this Agreement.

Article 11

Closing Costs

Section 11.1

The Parties agree that other than as prescribed in this Note, each Party will pay its own closing costs.

Article 12

Indemnification

Section 12.1

In consideration of the Holder’s execution and delivery of this Agreement and the funding by the Holder of this Note and in addition to all of the Companys other obligations under the documents contemplated hereby, each Company, jointly and severally, shall defend, protect, indemnify and hold harmless the Holder and all of its members, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnified Party as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by either Company in the Note, or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any breach of any covenant, agreement or obligation of the Company contained in the Note or any other certificate, instrument or document contemplated hereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to either Company by, or on behalf of, the Holder.  To the extent that the foregoing undertaking by the Companies may be unenforceable for any reason, each Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

Article 13

Waiver

Section 13.1

Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Makers contained in this Note, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Note be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by a separate instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 14

Miscellaneous

Section 14.1

This Note may be executed in two (2) or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Note by such Party.  Such facsimile copies shall constitute enforceable original documents.

Section 14.2

The Company warrants it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted.  Both of the Company is duly qualified to do business and in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Note, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Companies, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Note.

The Company further warrants that the execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Companies or the Bylaws, (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the “Principal Market”), applicable to the Company (which for purposes of this Note means any entity in which either Company, directly or indirectly, owns capital stock or holds an equity or similar interest) or by which any property or asset of the Company is bound or affected.  Neither of the Company is in violation of any term of, or in default under, their respective Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock (if any) of either Company or the Bylaws or their organizational charter or Bylaws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Companies.  The business of the Company is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.  To the best of its knowledge and belief the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, other than any required filing of materiality as determined in good faith by the Company Parent, deliver or perform any of its obligations under, or contemplated by, this Note in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Companies are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof.  Neither of the Companies are aware of any facts or circumstances which might give rise to any of the foregoing.  The Company, to the best of its knowledge and belief, is not aware of any circumstance, that the Company Parent will or would becomein violation of the listing requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would lead to delisting of the Common Stock by the Principal Market.

Section 14.3

Authorization; Enforcement; Compliance with Other Instruments.  The Company further warrants that: (i) theCompany has the requisite corporate power and authority to enter into and perform its obligations under this Note, and the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation no further consent or authorization is required by the Company, its Board of Directors, or its shareholders unless dutifully required by Conpany Parent; (iii) this Note has been duly and validly executed and delivered by the Company; and (iv) this Note constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 14.4

This Note is the final agreement between the Company and the Holder with respect to the terms and conditions set forth herein, and the terms of this Note may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

 Section 14.5

All representations made by or relating to the Company of a historical nature and all undertakings described herein are true and correct and shall relate and refer to the Company and their predecessors.

Section 14.6

To the best of the Company’s knowledge and belief, there are no disagreements of any kind presently existing, or reasonably anticipated by theCompany to arise, between either Company and the accountants, auditors and lawyers formerly or presently used by the Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

Section 14.7

The Company hereby represent and warrant to the Holder that: (i) it is voluntarily issuing this Note of its own freewill, (ii) it is not issuing this Note under economic duress, (iii) the terms of this Note are reasonable and fair to each Company.

Section 14.8

The Parties each acknowledge that this Note was formulated jointly and that any flaw or ambiguity that may exist shall not be challenged by the Company and should a court of competent jurisdiction be asked to rule on the meaning of any term or provision contained in this Note, that the Company hereby stipulates that such flaw or ambiguity be judged by a court of law in favor of the Holder, if permissible under applicable State or Jurisdictionally law or preference..

Section 14.9 - Severability:

Should a court of competent jurisdiction rule that any part of this Note is invalid or unenforceable, the remaining parts and provisions shall remain in full force and effect.

Section 14.11 – Revival and Reinstatement

To the extent that any Payment to Holder or any payment or proceeds of any collateral received by Holder in reduction of the principal amount of this Note is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, to either Company as a debtor-in-possession, or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the debt intended to have been satisfied by such Payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Holder whether or not this Note has been marked “paid” or otherwise canceled or satisfied or has been delivered to Issuer, and in such event the Companies shall be immediately obligated to return the original Note to Holder and any marking of “paid” or other similar marking shall be of no force or effect.

Section 14.12 –

WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO HOLDER, EACH MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE MODIFIED DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, OR HOLDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. TO EFFECTUATE THE FOREGOING, HOLDER IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR BORROWER, A COPY OF THIS NOTE IN ANY COURT, AND THE COPY OF THIS NOTE SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE MAKERS’ WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE MODIFIED DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

IN WITNESS WHEREOF, the Company and Holder have caused this Note to be duly executed by their authorized officers as of the date below.

MAKER:

ENERGY PRODUCERS, INC.

/s/Dennis Alexander

By:______________________________________________________ Date:______________

Name: Dennis Alexander

Title: Chief Executive Officer

HOLDER:

Success Oil Company, Inc.

/s/Jeru Morgan

______________________________________________________ Date _____________

By: Jeru Morgan

Its president

ACKNOWLEDGED BY:

EGPI FIRECREEK, INC.

/s/Dennis Alexander

By:______________________________________________________ Date:_____________

Name: Dennis Alexander

Title: Chief Executive Officer